UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

WINNER MEDICAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34484	33-0215298
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road

Longhua, Shenzhen City, 518109

The People’s Republic of China

(Address of principal executive offices, including zip code)

(86) 755 2813-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 24, 2012, Winner Medical Group Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Winner Holding Limited, a Cayman Islands exempted company with limited liability (“Parent”), and Winner Acquisition, Inc., a Nevada corporation and a wholly-owned, direct subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, the parties agreed that Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). A copy of the Merger Agreement was attached as Exhibit 2.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2012, and is incorporated herein by reference.

On December 7, 2012, the Company held a special meeting of stockholders of the Company (the “Special Meeting”) wherein the stockholders voted and approved the Merger Agreement, as previously disclosed in the Current Report on Form 8-K filed with the SEC on December 7, 2012. On December 11, 2012, the Merger was completed and, as a result, the Company is now a wholly-owned subsidiary of Parent.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2012, in connection with the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) of its intent to remove its common stock, par value $0.001 (the “Company’s Common Stock”), from listing and requested the filing of a delisting application on Form 25 with the SEC, in order to delist and deregister the Company’s Common Stock. NASDAQ filed such Form 25 with the SEC on December 11, 2012.

Item 3.03.	Material Modification to Rights of Security Holders.

As of the effective time of the Merger Agreement (the “Effective Time”), each outstanding share of the Company’s Common Stock was converted into the right to receive $4.50 per share in cash, without interest, excluding shares held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly-owned subsidiary of the Company immediately prior to the Merger. Shares of the Company’s Common Stock beneficially owned by Mr. Jianquan Li and Ms. Ping Tse (collectively, the “Rollover Shareholders”) were contributed to Parent prior to the Effective Time and cancelled in exchange for ownership interests in Parent’s holding company. In addition, at the Effective Time: (1) each restricted stock unit of the Company (“Company RSU”) pursuant to the Restricted Stock Unit Incentive Plan for the Fiscal Year 2010 – 2011 adopted by the board of directors of the Company on September 8, 2009 (the “Company 2010-2011 RSU Plan”) that was outstanding, whether vested or unvested, was converted into the right to receive the per share merger consideration of $4.50 in cash without interest and net of any applicable withholding taxes, (2) each Company RSU pursuant to the Restricted Stock Unit Incentive Plan for the Fiscal Years 2011-2013 adopted by the board of directors of the Company on October 6, 2011 (the “Company 2011-2013 RSU Plan”), whether vested or unvested, was cancelled and converted into the right to receive one restricted stock unit of Glory Ray Holdings Limited, a British Virgin Islands company and the parent company of Parent (“Holdco”), and (3) each option to purchase Company common stock pursuant to the Equity Incentive Plan for the Fiscal Year 2012-2013 adopted by the board of directors of the Company on November 3, 2011 (the “Company 2012-2013 Incentive Plan”) that was outstanding and vested immediately prior to the effective time of the merger was cancelled and converted into the right to receive cash in an amount equal to the total number of shares of Company common stock subject to each option immediately prior to the effective time multiplied by the amount, if any, by which $4.50 exceeds the exercise price payable per share issuable under such option, and each of the options to purchase Company common stock and restricted stock units of the Company pursuant to the Company 2012-2013 Incentive Plan that was outstanding and unvested immediately prior to the effective time of the merger was cancelled and converted into the right to receive, as applicable, either (i) one option to purchase one ordinary share of Holdco or (ii) one restricted stock unit of Holdco. The Company 2010-2011 RSU Plan was terminated, and the Company 2011-2013 RSU Plan and the Company 2012-2013 Incentive Plan was assumed by Holdco.

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Upon the expiration of ten days following the filing of the Form 25 by NASDAQ, as discussed above in Item 3.01, the Company intends to file with the SEC a notification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, including the obligations to file Form 10-K, Form 10-Q and Form 8-K.

Item 5.01.	Changes in Control of Registrant.

On December 11, 2012, Parent consummated the acquisition of 100% of the outstanding voting securities of the Company through the Merger. The Company is the surviving corporation in the Merger and is a wholly-owned subsidiary of Parent.

The aggregate consideration paid in connection with the Merger was approximately $30,191,571. The consideration was funded through a combination of debt financing of up to $25 million from DBS Bank Ltd., Hong Kong branch, rollover financing consisting of the contribution by the rollover holders of an aggregate amount of 18,024,134 shares of the Company’s Common Stock to Parent (the equivalent of an $81,108,603 investment based upon the per share merger consideration of $4.50) and use of the Company’s available cash in an amount of approximately $5.5 million.

The description of the Merger contained in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. As of the Effective Time, Xuiyuan Fang, Wenzhao Liang, Lawrence Xiaoxia Pan and Xuedong Wu are no longer directors of the Company. Jianquan Li remains as a director of the Company following the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s Articles of Incorporation were amended and restated, effective December 11, 2012. A copy of the Company’s Amended and Restated Articles of Incorporation are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. In connection with the consummation of the Merger, the Company’s Bylaws were amended and restated, effective December 11, 2012. A copy of the Company’s Amended and Restated Bylaws are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

3.	(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Company, adopted December 11, 2012.

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3.2	Amended and Restated Bylaws of the Company, adopted December 11, 2012.
99.1	Press release, dated December 12, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

By:	/s/ Jianquan Li
Jianquan Li
Chief Executive Officer and President

Date:     December 12, 2012

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